UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 23, 2012, we held our Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. There were 9,039,748 shares of common stock entitled to be voted.  8,326,858 shares were voted.  The following matters were submitted to a vote of our shareholders.

Votes regarding the election of seven directors to serve until the next Annual Meeting of Stockholders in 2013 were as follows:

Name	% Votes For	For	Abstained	Broker Non-Vote
Charles Blackmon	65.8%	3,607,479	1,872,640	2,846,739
Larry L. Enterline	65.8%	3,607,469	1,872,650	2,846,739
C. Shelton James	65.7%	3,602,505	1,877,614	2,846,739
Dan Mondor	66.6%	3,650,358	1,829,761	2,846,739
Steve G. Nussrallah	74.4%	4,078,272	1,401,847	2,846,739
Robert M. Pons	82.4%	4,516,632	963,487	2,846,739
Dilip Singh	96.9%	5,308,398	171,721	2,846,739

Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending June 30, 2013 were as follows:

% Votes For	For	Against	Abstained	Broker Non-Vote
91.8%	7,646,840	656,782	23,236	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: October 24, 2012	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and EVP of Operations